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                                                     EXHIBIT 10.26

                              October 21, 1998




J. Douglas Wellington
President & CEO
American Gaming & Entertainment, Ltd.
One Woodland Avenue
Paramus, NJ 076S2


Re.:  In re The Bennett Funding Group. Inc.
      Case No 96-61376 (as substantively consolidated,
      "Bennett")

      In re Shamrock Holdings Group, Inc. ("Shamrock")
      Case No. 98-63631


Dear Mr. Wellington:

     This letter agreement is written in connection with the Motions (collectively, the "Motions") to Approve Compromise of Controversies filed in each of the above-referenced bankruptcy cases regarding a compromise of certain controversies among American Gaming & Entertainment, Ltd. ("AGEL"), AmGam Associates ("AmGam"), American Gaming and Resorts of Mississippi, Inc. ("AGRM"), Shamrock, Bennett, the Official Committee of Unsecured Creditors of AmGam Associates (the "AmGam Committee"), and the Official Committee of Unsecured Creditors of American Gaming and Resorts of Mississippi, Inc. (the "AGRM Committee") relating to the Mississippi bankruptcy cases of AmGam and AGRM (the "Mississippi Global Settlement Agreement"). A hearing on the Motions is scheduled to be heard by the United States Bankruptcy Court for the Northern District of New York ("the Court") in the Shamrock and Bennett cases on October 22, 1998.

     In connection therewith, AGEL, Shamrock and Bennett agree as follows,

     1. Notwithstanding any document or agreement to the contrary, including, without limitation, paragraph XI of the Settlement Agreement or a certain letter agreement dated November 5, 1977 (each of which are attached to the Motions), the


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J. Douglas Wellington
October 21, 1998
Page 2



Mississippi Global Settlement Agreement shall not constitute a waiver, release, or settlement of any claim or defense held by or among AGEL,, Bennett or Shamrock against one another; and

     2. All monies to be paid to AGEL and/or Shamrock pursuant to the Mississippi Global Settlement Agreement shall be deposited into a joint interest-bearing account in the name of AGEL, Shamrock and Bennett pending further order of the Court with respect to the entitlement of those parties to the same. The interest earned thereon sha1l be allocated pro rata to the monies deposited into the account as those monies may ultimately be disbursed to the parties in accordance with the further order of the Court.

     3. All right, title and interest of AGEL, Shamrock and Bennett in interests granted by or in connection with the Mississippi Global Settlement Agreement (with the exception of the $2,040,003.75 first mortgage on or security interest in the Casino Barge (as defined in the Mississippi Globa1 Settlement Agreement)) shall be held jointly by AGEL, Shamrock and Bennett pending further Order of the Court.

     Shamrock and Bennett recognize that AGEL is desirous of resolving all issues relating to AGEL's indebtedness to Shamrock and agree to begin discussions with AGEL in an effort to do so as promptly an possible.

     This letter agreement is executed and delivered for the purpose of allowing the Court to consider the Mississippi Global


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J. Douglas Wellington
October 21, 1998
Page 3


Settlement while preserving the respective rights of AGEL, Shamrock and Bennett among themselves.


                              THE BENNETT FUNDING GROUP, INC, Debtor

                              By  RICHARD C. BREEDEN
                                 _____________________
                              By Richard C. Breeden, Trustee

                              SHAMROCK HOLDINGS GROUP, INC.,
                              Debtor in Possession

                              By  RICHARD C. BREEDEN
                                 ______________________
                              By Richard C. Breeden, authorized officer


Acknowledged and agreed to by:

AMGAM ASSOCIATES

By  J. DOUGLAS WELLINGTON
   _______________________
Management Committee (Title)


AMERICAN GAMING & RESORTS OF
     MISSISSIPPI, Ltd.

By  J. DOUGLAS WELLINGTON
   _______________________
President (Title)


AMERICAN GAMING & ENTERTAINMENT, LTD.

By  J. DOUGLAS WELLINGTON
   _______________________
President and Chief Executive Officer (Title)